Exhibit 32.1
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Altus Pharmaceuticals Inc., a Delaware corporation (the “Company”), do hereby certify, to such officers’ knowledge, that:
The Annual Report for the year ended December 31, 2008 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2009	/s/ Georges Gemayel Georges Gemayel, Ph.D. President and Chief Executive Officer

Dated: March 10, 2009	/s/ Jonathan I. Lieber Jonathan I. Lieber Senior Vice President, Chief Financial Officer
and Treasurer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.